UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2014
Date of Report (Date of earliest event reported)

Verde Science, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53253	20-8387017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Zang Blvd. Suite 812 Dallas, Texas	75208
(Address of principal executive offices)	(Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2014, the board of directors of Verde Science, Inc. (the "Company") accepted the resignation of Luis Bobadilla III as a director of the Company.

In addition, the Company notes that although it announced on June 16, 2014 that Ken Berscht would join as Chief Executive Officer of the Company and further announced on June 18, 2014 that Bradley J. Dixon would join the Company's board of directors, those appointments were never formalized.

As a result, the Company's current officers and directors are as follows:
Name	Position
Harpreet Sangha	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the board of directors
Craig Alford	Vice President Exploration and a director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VERDE SCIENCE, INC.
DATE: September 16, 2014	/s/ Harpreet Sangha Harpreet Sangha Chief Executive Officer

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